As filed with the Securities and Exchange Commission on July 24, 1995

                                                      Registration No. 33-


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM S-8

                           REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                        NATIONAL HOME HEALTH CARE CORP.
            (Exact name of Registrant as specified in its charter)

              Delaware                                       22-2981141
     (State or Other Jurisdiction of                      (I.R.S. Employer
      Incorporation or Organization)                     Identification No.)

   850 Bronx River Road, Yonkers, New York                     10708
   (Address of Principal Executive Offices)                  (Zip Code)


               1992 Stock Option Plan of National Home Health Care Corp.
                  1993 401(k) Plan of National Home Health Care Corp.
                               (Full Title of the Plans)

                              Mr. Robert P. Heller
                         NATIONAL HOME HEALTH CARE CORP.
                   50 Bronx River Road, Yonkers, New York 10708
                      (Name and Address of Agent for Service)

                                (914) 776-6800
             (Telephone Number, Including Area Code, of Agent for Service)

  Approximate date of proposed sale to the public:  As soon as practicable and from time to time after the effective date of this Registration
                                Statement.

                        CALCULATION OF REGISTRATION FEE

                                                   Proposed       Proposed
 Title of                                          Maximum        Maximum
 Securities       Amount to be     Offering       Aggregate      Amount of
 to be             Registered       Price          Offering     Registration
 Registered           (4)        Per Share(1)      Price(1)         Fee

 Common Stock,   15,000 shares    $4.125(2)        $61,875(2)        $21.33
 $.001 par      283,502 shares    $2.625(2)       $744,193(2)       $256.61
 value          201,498 shares    $3.16(3)        $636,734(3)       $219.56
                220,000 shares    $3.16(3)        $695,200(3)       $239.72

 Total          720,000 shares                                      $737.22


 (1)  Estimated solely for purposes of calculating the registration fee.
 (2) Based, pursuant to Rule 457(h), on the exercise price of the related option.
 (3) Based, pursuant to Rule 457(c), on $3.16 per share, which was the average of the bid and ask prices of the Registrant's Common Stock on the National Association of Securities Dealer's National Market System on July 21, 1995.
 (4) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares which may become issuable as a result of any future adjustments in accordance with the terms of the 1993 401(k) Plan of National Home Health Care Corp.











































                          PART II


 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


 Item 3.      Incorporation of Documents by Reference.

              The Annual Report on Form 10-K of National Home Health Care
 Corp. (the "Company") for the fiscal year ended July 31, 1994 the Quarterly Report on Form 10-Q for the quarter ended October 31, 1994 and the Quarterly Report on Form 10-Q for the quarter ended January 31, 1995, the Quarterly Report on Form 10-Q for the quarter ended April 30, 1995 heretofore filed with the Securities and Exchange Commission (the "SEC") pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on October 26, 1984, under the Exchange Act, including any amendment or report filed for the purpose of updating such description, and all other reports heretofore filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since July 31, 1994 are incorporated herein by reference.

               All documents filed subsequent to the filing date of this Registration Statement with the SEC by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which de-registers all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as indicated herein.

 Item 4.       Description of Securities.

               Not applicable.

 Item 5.       Interests of Named Experts and Counsel.

               Not applicable.




                                                -2-





 Item 6.      Indemnification of Directors and Officers.

              (a)   Section 145 of the General Corporation Law of the
 State of Delaware (the "DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corpo-ration as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court determines such person is fairly and reasonably entitled to indemnity for such expense.

              (b) The Company's Certification of Incorporation and By-Laws contain no provision regarding indemnification or officers or directors.

 Item 7.      Exemption from Registration Claimed.

              Not applicable.


 Item 8.      Exhibits.

  4.1(a) Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit 3(a) of the Company's Registration Statement on Form S-1 filed September 20, 1983, File No. 2-86643 (the "S-1 Registration Statement")).

  4.1(b) Certificate of Amendment of Certificate of Incorporation. (Incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended July 31, 1992).

  4.2 By-laws of the Company as amended. (Incorporated by reference to Exhibit 4(a) to the S-1 Registration Statement.)


                                                  -3-
 * 5.1 Opinion of Parker Chapin Flattau & Klimpl, LLP, counsel to the Company, as to the legality of the Common Stock being registered.

 *24.1        Consent of Richard A. Eisner & Company, LLP, independent auditors.

 *24.2 Consent of Parker Chapin Flattau & Klimpl, LLP (included in the opinion filed as Exhibit 5.1 hereto).

 *25.1 Powers of Attorney of certain officers and directors of the Company (included on the signature page of this Registration Statement).

  99.1 1992 Stock Option Plan of the Company. (Incorporated by reference to Exhibit 10.1 to the Company's Annual Report on Form 10-K for the year ended July 31, 1993).

  99.2        1993 401(k) Plan of the Company.  (Incorporated by reference to
              Exhibit 10.25 to the Company's Annual Report on Form 10-K for the year ended July 31, 1993).


- --------------------
   *Filed herewith.

 Item 9.      Undertakings.

              The undersigned registrant hereby undertakes:

              1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

              2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securi-ties at that time shall be deemed to be the initial bona fide offering thereof.

              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

              The Registrant undertakes to submit the 1993 401(k) Plan of the Company to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify such Plan.

                                              SIGNATURES


              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yonkers, State of New York, on the 24th day of July, 1995.

                                      NATIONAL HOME HEALTH CARE CORP.


                                      By:    /s/ FREDERICK H. FIALKOW
                                           Frederick H. Fialkow
                                           President, Chairman of the Board of
                                           Directors and Chief Executive Officer


                                POWER OF ATTORNEY

              KNOW ALL PERSONS BY THESE PRESENTS, that each person whose sig-nature appears below does hereby constitute and appoint Frederick H. Fialkow, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                 Title                         Date

 /s/ FREDERICK H. FIALKOW          President, Chairman of        July 24, 1995
     Frederick H. Fialkow          the Board of Directors
                                   and Chief Executive Officer

 /s/ ROBERT P. HELLER              Vice President of Finance,    July 24, 1995
     Robert P. Heller              Chief Financial Officer
                                   and Principal Accounting Officer

 /s/ STEVEN FIALKOW                Director                      July 24, 1995
     Steven Fialkow

 /s/ IRA GREIFER                   Director                      July 24, 1995
     Ira Greifer, M.D.

 /s/ BERNARD LEVINE                Director                      July 24, 1995
     Bernard Levine, M.D.

 /s/ LEON PORDY                    Secretary and Director        July 24, 1995
     Leon Pordy, M.D.

                             SECURITIES AND EXCHANGE COMMISSION
                                   WASHINGTON, D.C.  20549






                                          EXHIBITS
                                             to
                             REGISTRATION STATEMENT ON FORM S-8







                               NATIONAL HOME HEALTH CARE CORP.


















                                                  -i-


                                             Exhibit Index


 Exhibits                                                              Page No.

   4.1(a)       Certificate of Incorporation of the
                Company.  (Incorporated by reference
                to Exhibit 3(a) of the Company's
                Registration Statement on Form S-1
                filed September 20, 1983, File No.2-86643
                (the "S-1 Registration Statement").)

   4.1(b)       Certificate of Amendment of
                Certificate of Incorporation.
                (Incorporated by reference to
                Exhibit 3.2 to the Company's Annual
                Report on Form 10-K for the year
                ended July 31, 1992).

   4.2          By-Laws of the Company as amended.
                (Incorporated by reference to
                Exhibit 4(a) to the S-1 Registration Statement.)

 * 5.1          Opinion of Parker Chapin Flattau &
                Klimpl, LLP, counsel to the Company,
                as to the legality of the Common
                Stock being registered.

 *24.1          Consent of Richard A. Eisner &
                Company, LLP, independent auditors.

 *24.2          Consent of Parker Chapin Flattau &
                Klimpl, LLP (included in the opinion
                filed as Exhibit 5.1 hereto).

 *25.1          Powers of Attorney of certain
                officers and directors of the
                Company (included on the signature
                page of this Registration Statement).

  99.1          1992 Stock Option Plan of the
                Company.  (Incorporated by reference
                to Exhibit 10.1 to the Company's
                Annual Report on Form 10-K for the
                year ended July 31, 1993).

  99.2          1993 401(k) Plan of the Company.
                (Incorporated by reference to
                Exhibit 10.25 to the Company's
                Annual Report on Form 10-K for the
                year ended July 31, 1993).


- ---------------------
  *Filed herewith.


                                                  -ii-






























                                              EXHIBIT 5.1







                                                                 July 24, 1995



  National Home Health Care Corp.
  850 Bronx River Road
  Yonkers, NY  10708

  Gentlemen:

         We have acted as counsel to National Home Health Care Corp., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering of 500,000 shares (the "Option Shares") of Common Stock, par value $.001 per share, to certain employees and directors of the Company, and its subsidiaries, issuable upon exercise of options which either have been, or may from time to time be, granted by the Company under its 1992 Stock Option Plan (the "1992 Plan") and 220,000 shares of Common Stock, par value $.001 per share purchasable by certain employees of the Company pursuant to the 1993 401(k) Plan of the Company.

         In connection with the foregoing, we have examined originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

          Based upon and subject to the foregoing, we are of the opinion that the Option Shares, when issued and paid for in accordance with the 1992 Plan and in accordance with the options issuable pursuant to the 1992 Plan, upon exercise of which the Option Shares become issuable, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                     Very truly yours,


                                    /s/ PARKER CHAPIN FLATTAU & KLIMPL, LLP












                                             EXHIBIT 24.1
















































                                    CONSENT OF INDEPENDENT AUDITORS




     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1992 Stock Option Plan and the 1993 401(k) Plan of National Home Health Care Corp. (the Company ) of our report dated September 16, 1994, with respect to the financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended July 31, 1994.



   /s/ RICHARD A. EISNER & COMPANY, L.L.P.

   New York, New York,
   July 19, 1995